Exhibit 99.1

SANDRIDGE ENERGY, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma financial information is presented to illustrate the effect of the February 5, 2020 sale by SandRidge Energy, Inc. and Subsidiaries. (the “Company”) of its North Park Basin oil and gas interests (the “Disposition”) on its historical financial position and operating results.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2020 is based on the historical financial statements of the Company as of September 30, 2020 after giving effect to the Disposition as if it had occurred on September 30, 2020. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2020 and the year ended December 31, 2019 are based on the historical financial statements of the Company for such periods after giving effect to the Disposition as if it had occurred on January 1, 2019. The pro forma adjustments are based on available information and certain assumptions that we believe are reasonable as of the date of this Current Report on Form 8-K. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed consolidated financial statements. The preparation of the unaudited pro forma condensed consolidated financial information is based on financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). These principles require the use of estimates that affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from those estimates.

The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and do not purport to indicate the financial condition or results of operations of future periods or the financial condition or results of operations that actually would have been realized had the Disposition been consummated on the date or for the periods presented. The unaudited pro forma condensed consolidated financial information should be read in conjunction with the Company’s historical consolidated financial statements and notes contained in the Company’s 2019 Annual Report on Form 10-K, filed on February 27, 2020, and Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, filed on November 5, 2020.

SANDRIDGE ENERGY, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2020
(In thousands)

	Historical	Transaction Accounting Adjustments		Pro Forma
ASSETS
Current assets
Cash and cash equivalents	$11,187	$39,676	(a)	$50,863
Restricted cash - other	1,454	—		1,454
Accounts receivable, net	16,292	(2,241)	(b)	14,051
Prepaid expenses	1,105	—		1,105
Other current assets	80	—		80
Total current assets	30,118	37,435		67,553
Oil and natural gas properties, using full cost method of accounting				—
Proved	1,479,664	(28,746)	(c)	1,450,918
Unproved	18,653	(4,435)	(d)	14,218
Less: accumulated depreciation, depletion and impairment	(1,367,703)	—		(1,367,703)
	130,614	(33,181)		97,433
Other property, plant and equipment, net	104,825	(167)	(e)	104,658
Other assets	564	(104)	(f)	460
Total assets	$266,121	$3,983		$270,104

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$42,449	$(6,622)	(g)	$35,827
Current maturities of long-term debt	12,000	—		12,000
Derivative contracts	3,088	—		3,088
Asset retirement obligation	22,007	(704)	(h)	21,303
Other current liabilities	962	(239)	(i)	723
Total current liabilities	80,506	(7,565)		72,941
Long-term debt	—	—		—
Asset retirement obligation	53,436	(4,995)	(h)	48,441
Other long-term obligations	4,217	(1,230)	(j)	2,987
Total liabilities	138,159	(13,790)		124,369

Stockholders’ Equity
Common stock, $0.001 par value; 250,000 shares authorized; 35,906 issued and outstanding at September 30, 2020	36	—		36
Warrants	88,520	—		88,520
Additional paid-in capital	1,061,961	—		1,061,961
Accumulated deficit	(1,022,555)	17,773	(k)	(1,004,782)
Total stockholders’ equity	127,962	17,773		145,735
Total liabilities and stockholders’ equity	$266,121	$3,983		$270,104
The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

SANDRIDGE ENERGY, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2020
(In thousands, per share data)

	Historical	Transaction Accounting Adjustments		Pro Forma
Revenues
Oil, natural gas and NGL	$84,134	$(24,469)	(l)	$59,665
Other	526	—		526
Total revenues	84,660	(24,469)		60,191
Expenses
Lease operating expenses	32,409	(7,100)	(l)	25,309
Production, ad valorem, and other taxes	7,386	(1,545)	(l)	5,841
Depreciation and depletion — oil and natural gas	45,728	(4,758)	(m)	40,970
Depreciation and amortization — other	6,071	—		6,071
Impairment	253,797	(56,693)	(m)	197,104
General and administrative	12,290	—		12,290
Restructuring expenses	1,643	—		1,643
Employee termination benefits	8,431	(60)	(n)	8,371
(Gain) loss on derivative contracts	(7,168)	—		(7,168)
Other operating expense, net	269	—		269
Total expenses	360,856	(70,156)		290,700
Loss from operations	(276,196)	45,687		(230,509)
Other income (expense)
Interest expense, net	(1,653)	(100)	(p)	(1,753)
Other income (expense), net	5	—		5
Total other income (expense)	(1,648)	(100)		(1,748)
Loss before income taxes	(277,844)	45,587		(232,257)
Income tax expense (benefit)	(646)	—		(646)
Net loss	$(277,198)	$45,587		$(231,611)
Loss per share
Basic	$(7.78)			$(6.50)
Diluted	$(7.78)			$(6.50)
Weighted average number of common shares outstanding
Basic	35,649			35,649
Diluted	35,649			35,649

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

SANDRIDGE ENERGY, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2019
(In thousands, except per share data)

	Historical	Transaction Accounting Adjustments		Pro Forma
Revenues
Oil, natural gas and NGL	$266,104	$(76,828)	(l)	$189,276
Other	741	—		741
Total revenues	266,845	(76,828)		190,017
Expenses
Lease operating expenses	90,938	(22,833)	(l)	68,105
Production, ad valorem, and other taxes	19,394	(4,556)	(l)	14,838
Depreciation and depletion — oil and natural gas	146,874	(18,181)	(m)	128,693
Depreciation and amortization — other	11,684	—		11,684
Impairment	409,574	(151,166)	(m)	258,408
General and administrative	32,058	—		32,058
Employee termination benefits	4,792	(96)	(n)	4,696
(Gain) loss on derivative contracts	(1,094)	—		(1,094)
(Gain) loss on sale of assets	—	(17,773)	(o)	(17,773)
Other operating expense, net	(608)	—		(608)
Total expenses	713,612	(214,605)		499,007
Loss from operations	(446,767)	137,777		(308,990)
Other income (expense)
Interest expense, net	(2,974)	(204)	(p)	(3,178)
Other income (expense), net	436	—		436
Total other income (expense)	(2,538)	(204)		(2,742)
Loss before income taxes	(449,305)	137,573		(311,732)
Income tax expense (benefit)	—	—		—
Net loss	$(449,305)	$137,573		$(311,732)
Loss per share
Basic	$(12.68)			$(8.80)
Diluted	$(12.68)			$(8.80)
Weighted average number of common shares outstanding
Basic	35,427			35,427
Diluted	35,427			35,427

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

SANDRIDGE ENERGY, INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Consolidated Financial Information

1. Basis of Presentation

The historical condensed consolidated financial statements have been adjusted in the pro forma condensed combined financial statements to give effect to pro forma events that are transaction accounting adjustments in accordance with U.S. GAAP and reflects the application of required accounting to the disposition of the North Park Basin oil and gas interests.

The unaudited pro forma condensed consolidated financial information is provided for illustrative purposes only and does not purport to represent the Company's financial position or what the actual results of operations would have been had the transaction occurred on the respective dates assumed, nor is it necessarily indicative of the Company’s future operating results. However, the pro forma adjustments reflected in the accompanying unaudited pro forma consolidated financial information reflect estimates and assumptions that the Company’s management believes to be reasonable.

2. Pro Forma Adjustments

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2020

(a)Adjustment to reflect net proceeds of $36.7 million in cash received at the closing of the sale plus the $3.0 million deposit received after the signing of the purchase and sale agreement in December 2020.
(b)To eliminate oil and gas sales receivable associated with assets sold.
(c)Adjustment to reflect the reduction to oil and gas interests for the sale of the North Park Basin. The historical net book value of the proved properties sold was determined by allocating the Company’s full cost pool balance based on the fair value of the oil and gas interests included in the properties sold relative to the value of the Company’s full cost pool balance as of September 30, 2020. The fair value of the oil and gas interests was estimated using a discounted cash flow model, with future cash flows based upon estimated oil, natural gas and NGL reserve quantities, forward strip oil, natural gas and NGL prices and other market pricing estimates, as well as pricing differentials to reflect location and quality adjustments, as of September 30, 2020.
(d)To eliminate unproved oil and gas properties related to the assets sold.
(e)To eliminate leased vehicles related to the assets sold.
(f)To eliminate deposits related to the assets sold.
(g)To eliminate ad valorem tax payable, royalty payable, severance tax payable and other liabilities.
(h)To eliminate asset retirement obligation related to the assets sold.
(i)To eliminate vehicle lease liability and taxes payable related to the assets sold.
(j)To eliminate vehicle lease liability and ad valorem tax related to the asset sold.
(k)Adjustment to reflect the gain on the disposition of oil and gas properties. The gain was calculated as the difference between the proceeds received less the historical net book value of the properties. A gain was recognized in accordance with full cost pool accounting based on the anticipated significant alteration of the relationship between the Company’s capitalized costs and proved reserves as a result of the sale.

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 2020 and the year ended December 31, 2019

(l)To eliminate the revenues and direct operating expense for the assets sold.
(m)To adjust depletion expense and impairment associated with the oil and gas properties sold.
(n)To adjust employee termination benefit payments associated with the assets sold.
(o)Adjustment to reflect the gain on the disposition of oil and gas properties, which is not expected to re-occur. See (k) above.
(p)To eliminate capitalized interest related to the assets sold.